SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 18, 2014
(Date of earliest event reported)

AT&T INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-8610 (Commission File Number)	43-1301883 (I.R.S. Employer Identification No.)

208 S. Akard St., Dallas, Texas	75202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (210) 821-4105

________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2014, the Human Resources Committee of the Board of Directors of AT&T Inc. approved amendments to the AT&T 2005 Supplemental Employee Retirement Plan (“AT&T SERP”) and the BellSouth Corporation Supplemental Executive Retirement Plan (“BLS SERP”) (collectively, the “2014 Amendments”).

AT&T provides supplemental retirement benefits under the AT&T SERP to employees who became officers before 2009. In 2008, participants in the AT&T SERP made an election to take their distributions either as an annuity or as a lump sum.  The 2014 Amendments allowed certain officers who had previously elected the lump sum option to elect to freeze their benefit and receive a fixed 4.3% rate of interest on that amount, effective December 30, 2014.  In exchange, the electing officers gave up all future compensation, service and, if applicable, age credits under the plan. The fixed interest rate on their benefit is equal to the discount rate for calculating the lump sum for participants retiring in 2014.  This change will eliminate the impact of fluctuations in the interest rate used to calculate the value of their lump sum benefit in the event they leave after 2014.  Messrs. de la Vega and Watts, along with certain other officers, elected this option.

Of the officers who are having their benefits frozen, certain of them, including Mr. de la Vega, also participate in the BLS SERP due to their prior BellSouth employment.  However, the BLS SERP value as of December 31, 2008, serves as an offset to determine the net AT&T SERP value.  In 2011, they ceased earning further service and compensation credits in the BLS SERP, but the value of their lump sum benefit was still subject to interest rate fluctuations.  Therefore, the Committee made corresponding amendments to the BLS SERP with respect to these officers to eliminate future impacts of interest changes by freezing the value of the benefit and providing a fixed rate of interest on that amount.

The foregoing descriptions of the AT&T SERP and the BLS SERP are qualified in their entirety by reference to the text of the amendments, which are filed herewith as Exhibits 10.1 and 10.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Amendments to the AT&T 2005 Supplemental Employee Retirement Plan
10.2	Amendments to the BellSouth Corporation Supplemental Executive Retirement Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT&T INC.

Dated: December 19, 2014	By:	/s/ Stacey S. Maris
Stacey S. Maris
Senior Vice President and Secretary